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                                                                    Exhibit 99.6


                       THE LIMITED INC. and SUBSIDIARIES
                       Fourth Quarter 1999 Selected Data



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                                                            1999                    1998
                                                       --------------          --------------
Capital Expenditures (000)
   First Quarter                                               95,260                  58,213
   Second Quarter                                              96,492                  64,720
                                                       --------------          --------------
      Spring Season                                           191,752                 122,933
   Third Quarter                                               97,241                 163,387
   Fourth Quarter                                              86,402                  61,036
                                                       --------------          --------------
   Year                                                       375,395                 347,356


Depreciation & Amortization (000)
   First Quarter                                               75,441                  74,722
   Second Quarter                                              68,310                  69,640
                                                       --------------          --------------
      Spring Season                                           143,751                 144,362
   Third Quarter                                               64,597                  69,784
   Fourth Quarter                                              64,095                  71,854
                                                       --------------          --------------
   Year                                                       272,443                 286,000

Long-Term Debt to Equity Ratio                                   18.6%                   25.4%

Interest Expense (000)
   First Quarter                                               16,790                  15,741
   Second Quarter                                              20,159                  16,414
                                                       --------------          --------------
      Spring Season                                            36,949                  32,155
   Third Quarter                                               20,412                  17,074
   Fourth Quarter                                              20,936                  19,299
                                                       --------------          --------------
   Year                                                        78,297                  68,528

Other Income (000)
   First Quarter                                               15,331                  16,153
   Second Quarter                                              12,509                  15,595
                                                       --------------          --------------
      Spring Season                                            27,840                  31,748
   Third Quarter                                                9,655                  12,561
   Fourth Quarter                                              13,542                  14,956
                                                       --------------          --------------
   Year                                                        51,037                  59,265

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